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                                                                    EXHIBIT 21.1

                                SUBSIDIARY LIST


1. AEG Finance Corp, a Delaware corporation, wholly owned by Maytag Aircraft Corporation

2. Mercury Acceptance Corporation, Inc., a California corporation, wholly owned by Mercury Air Group, Inc.

3. Maytag Aircraft Corporation, a Colorado corporation, wholly owned by Mercury Air Group, Inc.

4. Mercury Air Cargo, Inc., a California corporation, wholly owned by Mercury Air Group, Inc.

5. Hermes Aviation, Inc., a California corporation, wholly owned by Mercury Air Cargo, Inc.

6. Pegasus de Mexico S.A. de C.V., a Mexican corporation, owned 99% by Mercury Air Cargo, Inc. and 1% by Hermes Aviation, Inc.

7. Excel Cargo, Inc., a California corporation, wholly owned by Mercury Air Group, Inc.

8. Vulcan Aviation, Inc., a California corporation, wholly owned by Mercury Air Cargo, Inc.

9. Maytag Aircraft Corporation, a Cayman corporation, wholly owned by Maytag Aircraft Corporation.

10. Mercury Air Centers, Inc., a California corporation, wholly owned by Mercury Air Group, Inc.

11. Jupiter Airline Automation Services, Inc., a Florida corporation, wholly owned by Mercury Air Group, Inc.

12. RPA Airline Automation Services, Division El Salvador S.A. de C.V., an El Salvadorian corporation, 99% owned by RPA Airline Automation Service, Inc. and 1% owned by Mercury Air Group, Inc.

13. Hermes Aviation Canada, Inc., a Canadian corporation, wholly owned by Excel Cargo, Inc.

14. Hermes de Mexico S.A. de C.V., a Mexican corporation, owned 99% by Mercury Air Cargo, Inc. and 1% by Hermes Aviation, Inc.

15. MercFuel, Inc., a Delaware Corporation, wholly owned by Mercury Air Group, Inc.

16.  Mercury Air Center-Addison, Inc., wholly owned by Mercury Air Centers, Inc.

17.  Mercury Air Center-Burbank, Inc., wholly owned by Mercury Air Centers, Inc.

18. Mercury Air Center-Bakersfield, Inc., wholly owned by Mercury Air Centers, Inc.

19. Mercury Air Center-Corpus Christi, Inc., wholly owned by Mercury Air Centers, Inc.

20.  Mercury Air Center-Fresno, Inc., wholly owned by Mercury Air Centers, Inc.

21.  Mercury Air Center-Ontario, Inc., wholly owned by Mercury Air Centers, Inc.

22. Mercury Air Center-Los Angeles, Inc., wholly owned by Mercury Air Centers, Inc.

23. Mercury Air Center-Santa Barbara, Inc., wholly owned by Mercury Air Centers, Inc.

24.  Mercury Air Center-Long Beach, Inc., wholly owned by Mercury Air Centers,
     Inc.

25.  Mercury Air Center-Birmingham, LLC, operated by Mercury Air Centers,
     Inc.

26.  Mercury Air Center-Charleston, LLC, operated by Mercury Air Centers,
     Inc.

27.  Mercury Air Center-Ft. Wayne, LLC, operated by Mercury Air Centers,
     Inc.

28.  Mercury Air Center-Hartsfield, LLC, operated by Mercury Air Centers,
     Inc.

29.  Mercury Air Center-Jackson, LLC, operated by Mercury Air Centers, Inc.

30.  Mercury Air Center-Johns Island, LLC, operated by Mercury Air Centers,
     Inc.

31.  Mercury Air Center-Nashville, LLC, operated by Mercury Air Centers,
     Inc.

32. Mercury Air Center-Peachtree-Dekalb, LLC, operated by Mercury Air Centers, Inc.

33.  Mercury Air Center-Reno, LLC, operated by Mercury Air Centers, Inc.

34.  Mercury Air Center-Tulsa, LLC, operated by Mercury Air Centers, Inc.

35.  Mercury Air Center-m, LLC, operated by Mercury Air Centers, Inc.